                                                                       EXHIBIT 2



                      BAIN CAPITAL CLEC INVESTORS, L.L.C.


                      LIMITED LIABILITY COMPANY AGREEMENT

                          Dated as of April 11, 2000




--------------------------------------------------------------------------------

           THE INTERESTS EVIDENCED BY THIS LIMITED LIABILITY COMPANY AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF
        1933, AS AMENDED, OR UNDER APPLICABLE STATE SECURITIES LAWS AND
         MAY NOT BE SOLD, ASSIGNED OR OTHERWISE TRANSFERRED EXCEPT AS
                        PROVIDED IN ARTICLE IX HEREOF.

--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

ARTICLE I FORMATION AND PURPOSE......................................................................   -1-
          ---------------------
        1.1   Formation..............................................................................   -1-
              ---------
        1.2   Name...................................................................................   -1-
              ----
        1.3   Registered Office/Agent................................................................   -1-
              -----------------------
        1.4   Purpose................................................................................   -2-
              -------
        1.5   Principal Place of Business............................................................   -2-
              ---------------------------
        1.6   Fiscal Year............................................................................   -2-
              -----------
        1.7   Specific Powers........................................................................   -2-
              ---------------
        1.8   Certificate............................................................................   -3-
              -----------

ARTICLE II MEMBERS...................................................................................   -3-
           -------

ARTICLE III CAPITAL CONTRIBUTIONS, CAPITAL ACCOUNTS..................................................   -3-
            ---------------------------------------
        3.1   Specified Investment Contributions by Members..........................................   -3-
              ---------------------------------------------
        3.2   Capital Contributions Generally........................................................   -4-
              -------------------------------
        3.3   Investment Accounts....................................................................   -5-
              -------------------
        3.4   Adjustments to Investment Accounts.....................................................   -6-
              ----------------------------------
        3.5   Tax Allocations........................................................................   -6-
              ---------------
        3.6   Other Activities of the Members........................................................   -6-
              -------------------------------

ARTICLE IV STATUS AND RIGHTS OF MEMBERS..............................................................   -6-
           ----------------------------
        4.1   Limited Liability......................................................................   -6-
              -----------------
        4.2   No Make-Up.............................................................................   -7-
              ----------
        4.3   Return of Distributions of Capital.....................................................   -7-
              ----------------------------------

ARTICLE V DISTRIBUTIONS..............................................................................   -7-
          -------------
        5.1   No Right to Withdraw...................................................................   -7-
              --------------------
        5.2   Distributions..........................................................................   -7-
              -------------

ARTICLE VI DESIGNATION, RIGHTS, AND DUTIES OF THE ADMINISTRATIVE MEMBER..............................   -8-
           ------------------------------------------------------------
        6.1   Management by the Administrative Member................................................   -8-
              ---------------------------------------
        6.2   Third Party Reliance...................................................................   -9-
              --------------------
        6.3   Attribution of Income, Expense and Capital Contributions...............................   -9-
              --------------------------------------------------------
        6.4   Tax Matters............................................................................   -9-
              -----------
        6.5   Officers; Agents.......................................................................  -10-
              ----------------
        6.6   Other Activities of the Administrative Member..........................................  -10-
              ---------------------------------------------
        6.7   Fiduciary Duties.......................................................................  -10-
              ----------------

ARTICLE VII EXPENSES.................................................................................  -10-
            --------

ARTICLE VIII BOOKS OR ACCOUNT, RECORDS AND REPORTS..........................................................   -11-
             -------------------------------------
ARTICLE IX TRANSFER OF MEMBERS' INTERESTS...................................................................   -11-
           ------------------------------
ARTICLE X LIABILITIES AND INDEMNIFICATION OF THE MEMBERS....................................................   -11-
          ----------------------------------------------
          10.1    Liabilities of the Members, etc...........................................................   -11-
                  -------------------------------
          10.2    Indemnification...........................................................................   -12-
                  ---------------
          10.3    Cost of Litigation........................................................................   -13-
                  ------------------
ARTICLE XI DURATION AND DISSOLUTION OF THE COMPANY..........................................................   -13-
           ---------------------------------------

ARTICLE XII REMOVAL, DISSOLUTION, ETC. OF MEMBERS...........................................................   -14-
            -------------------------------------
          12.1    Removal of Members........................................................................   -14-
                  ------------------
          12.2    Status of a Former Member.................................................................   -14-
                  -------------------------
          12.3    Acknowledgments; Full and Final Settlement................................................   -14-
                  ------------------------------------------
          12.4    Contributions by Former Members...........................................................   -15-
                  -------------------------------

ARTICLE XIII AMENDMENTS; ADDITIONAL MEMBERS.................................................................   -15-
             ------------------------------
          13.1    Consent to Amendments.....................................................................   -15-
                  ---------------------
          13.2    Amendments by Administrative Member.......................................................   -15-
                  -----------------------------------
          13.3    Additional Members; Classes of Members....................................................   -15-
                  --------------------------------------
          13.4    Binding Effect............................................................................   -16-
                  --------------
          13.5    Filings...................................................................................   -16-
                  -------

ARTICLE XIV MISCELLANEOUS...................................................................................   -16-
            -------------
          14.1    Waiver of Partition.......................................................................   -16-
                  -------------------
          14.2    Representations by the Members............................................................   -16-
                  ------------------------------
          14.3    Entire Agreement..........................................................................   -17-
                  ----------------
          14.4    Successors and Assigns....................................................................   -17-
                  ----------------------
          14.5    Interpretation............................................................................   -17-
                  --------------
          14.6    Captions..................................................................................   -17-
                  --------
          14.7    Severability..............................................................................   -17-
                  ------------
          14.8    Counterparts..............................................................................   -17-
                  ------------
          14.9    Notices...................................................................................   -18-
                  -------
          14.10   Additional Documents......................................................................   -18-
                  --------------------
          14.11   References................................................................................   -18-
                  ----------
          14.12   Consent to Jurisdiction...................................................................   -18-
                  -----------------------
          14.13   WAIVER OF JURY TRIAL......................................................................   -19-
                  --------------------
          14.14   Governing Law.............................................................................   -19-
                  -------------
          14.15   Power of Attorney.........................................................................   -20-
                  -----------------
          14.16   Tax Status................................................................................   -21-
                  ----------
          14.17   No Third Party Rights.....................................................................   -21-
                  ---------------------

ARTICLE XV DEFINED TERMS...................................................................................    -21-
           -------------

                      BAIN CAPITAL CLEC INVESTORS, L.L.C.

                      LIMITED LIABILITY COMPANY AGREEMENT


         THIS LIMITED LIABILITY COMPANY AGREEMENT of Bain Capital CLEC Investors, L.L.C. is dated as of April 11, 2000 by and among the Members of the Company whose names are set forth on the signature pages hereto and listed on
Schedule I. For purposes of this Agreement certain capitalized terms have
----------
specifically defined meanings which are either set forth or referred to in
Article XV.

         WHEREAS, the Members wish to form a limited liability company pursuant to and in accordance with the Act in order to conduct the business described herein; and

         WHEREAS, the Members wish to enter into this Agreement to provide for, among other things, the management of the business and affairs of the Company, the allocation of profits and losses among the Members, the respective rights and obligations of the Members to each other and to the Company, and certain other matters.

         NOW, THEREFORE, the Members agree as follows:

                                   ARTICLE I
                             FORMATION AND PURPOSE
                             ---------------------

         1.1  Formation. The Members hereby form a limited liability company
              ---------
pursuant to the Act effective retroactively to the filing of the Certificate with the Secretary of State of the State of Delaware. The rights, duties and liabilities of the Members shall be determined pursuant to the Act and this Agreement. To the extent that such rights, duties or obligations are different by reason of any provision of this Agreement than they would be in the absence of such provision, this Agreement shall, to the extent permitted by the Act, control.

         1.2  Name. The name of the Company is Bain Capital CLEC Investors,
              ----
L.L.C. The business of the Company may be conducted under that name or, upon compliance with applicable laws, any other name that the Administrative Member deems appropriate or advisable. The Administrative Member shall file any fictitious name certificates and similar filings, and any amendments thereto, that the Administrative Member considers appropriate or advisable.

         1.3  Registered Office/Agent. The registered office required to be
              -----------------------
maintained by the Company in the State of Delaware pursuant to the Act shall initially be c/o Corporation Service Company, 1013 Centre Road, Wilmington, Delaware 19805. The name and address of the registered agent of the Company pursuant to the Act shall initially be Corporation Service Company, 1013 Centre Road, Wilmington, Delaware 19805. The Company may, upon compliance with the applicable provisions of the Act, change its registered office or registered agent from time to time in the discretion of the Administrative Member.

     1.4  Purpose. The Company is formed and continued for the object and
          -------
purpose of (a) making such investments as the Administrative Member may determine (the "Specified Investments"), and to engage in any and all activities
                ---------------------
necessary, advisable, convenient or incidental to the making, management or disposition of such investments; and (b) engaging in any other activities as may be lawfully carried on by a limited liability company formed under the Act.

     1.5  Principal Place of Business. The Company shall have its principal
          ---------------------------
place of business at Two Copley Place, Boston, Massachusetts 02116, or at such other place or places as the Administrative Member may, from time to time, designate.

     1.6  Fiscal Year. The fiscal year of the Company shall end on December 31
          -----------
or on such other date in each year as is required by Code Section 706 and the regulations thereunder.

     1.7  Specific Powers. Without limiting the generality of Section 1.4, the
          ---------------
Company shall have the power and authority to take any and all actions necessary, appropriate, proper, advisable, incidental or convenient to or for the furtherance of the purpose set forth in Section 1.4, including, but not limited to, the power:

          1.7.1 to conduct its business, carry on its operations and have and exercise the powers granted to a limited liability company by the Act or under any other applicable law in any jurisdiction, whether domestic or foreign, that may be necessary, convenient or incidental to the accomplishment of the purposes of the Company;

          1.7.2 to negotiate, enter into, renegotiate, extend, renew, terminate, modify, amend, waive, perform and carry out contracts of any kind, including without limitation contracts with any Member or any Affiliate thereof, in connection with, convenient to, or incidental to the accomplishment of the purposes of the Company;

          1.7.3 to purchase, take, receive, subscribe for or otherwise acquire, own, hold, vote, use, employ, sell, mortgage, lend, pledge, or otherwise dispose of, and otherwise use and deal in and with, shares or other interests in or obligations of corporations, associations, general or limited partnerships, trusts, limited liability companies, or individuals or direct or indirect obligations of the United States or of any government, state, territory, governmental district or municipality or of any instrumentality of any of them;

          1.7.4 to sue and be sued, complain and defend, and participate in administrative or other proceedings, in its name;

          1.7.5 to elect and designate one or more managers of the Company and to appoint officers, employees, agents and representatives of the Company, and define their duties and fix their compensation;

          1.7.6  to indemnify any Person in accordance with this Agreement;

          1.7.7  to cease its activities and cancel its Certificate;

          1.7.8 to pay, collect, compromise, litigate, arbitrate or otherwise adjust or settle any and all other claims or demands of or against the Company or to hold such proceeds against the payment of contingent liabilities; and

          1.7.9 to make, execute, acknowledge and file any and all documents or instruments necessary, convenient or incidental to the accomplishment of the purpose of the Company.

     1.8  Certificate. The filing by Colleen Sullivan of the Certificate as an
          -----------
"authorized person" within the meaning of the Act is hereby authorized and ratified in all respects, and the Administrative Member, Philip J. Smith, and Edward J. Hudson are designated as "authorized persons" within the meaning of the Act to execute, deliver and file any amendments, restatements or cancellation of the Certificate, and any other certificates necessary for the Company to qualify to do business in a jurisdiction in which the Company may wish to conduct business.

                                  ARTICLE II
                                    MEMBERS
                                    -------

     The Company shall consist of the Members listed on Schedule I hereto and
                                                        ----------
such substituted or additional Members as shall be admitted to the Company pursuant to the terms of this Agreement. No real or other property of the Company shall be deemed to be owned by any Member individually, but shall be owned by and title shall be vested solely in the Company. The interests of the Members in the Company shall constitute personal property.

                                  ARTICLE III
                    CAPITAL CONTRIBUTIONS, CAPITAL ACCOUNTS
                    ---------------------------------------

     1.9  Specified Investment Contributions by Members. With respect to each
          ---------------------------------------------
Specified Investment, the Administrative Member shall offer to one or more of the Members (in such amounts as are determined in the sole discretion of the Administrative Member) the opportunity to make a contribution to the capital of the Company (a "Capital Contribution") with respect to such Specified
                --------------------
Investment, such that the aggregate of the Capital Contributions to be made by the Members would enable the Company to make such Specified Investment. In allocating Specified Investments among some or all of the Members, the Administrative Member shall be under no fiduciary or other duty to allocate any interest in any Specified Investments to any Member. With respect to each Specified Investment, each Member or Former Member who makes a Capital Contribution with respect thereto is sometimes referred to as a "Participating
                                                                 -------------
Member" and the amount of such Capital Contribution (and any Capital
------
Contribution pursuant to Section 3.2.1 which is attributed by the Administrative Member to such Specified Investment) is sometimes referred to as one of such Member's or Former Member's "Investment Contributions." If any Member offered
                             ------------------------
the opportunity to participate in a Specified Investment elects not to participate, the Administrative Member may (a) reduce the amount of such Specified Investment accordingly, (b) make all or any part of the amount offered to the non-participating Member available to the Participating Members in such proportions as the Administrative Member shall determine, or (c) do any combination of the foregoing. Investment Contributions of each Participating Member, as so determined, for each Specified Investment shall be set forth in
Schedule I as from time to time in effect.
----------

     1.10 Capital Contributions Generally.
          -------------------------------

          1.10.1 Each Member shall contribute to the Company each of the Capital Contributions it has elected to contribute pursuant to an offer from the Administrative Member pursuant to Section 3.1, provided, however,
                                                             --------  -------
     that the Administrative Member may permit Investment Contributions with respect to particular Specified Investments to be contributed over time upon demand of the Administrative Member in order to meet the capital contribution requirements of such underlying Specified Investments.

          1.10.2 Each Member or Former Member shall also contribute to the Company Capital Contributions requested from time to time by the Administrative Member to fund expenses of the Company. Such Capital Contributions shall be made by Members or Former Members in proportion to balances in Investment Accounts (as defined below) to which such expenses relate, among the Members and Former Members pro rata, or on such other reasonable basis as the Administrative Member shall determine in its sole discretion. If for any reason a Member or Former Member fails to make a Capital Contribution requested in accordance with Section 3.2.1 or this
     Section 3.2.2 or any other payment provided for herein, then, in addition to any other remedy the Company may have, the Administrative Member may pursue any one or more of the following courses of action: (a) commence legal proceedings against the defaulting Member or Former Member to collect the due and unpaid amount plus interest thereon (at a per annum rate (the "Applicable Interest Rate") equal to the lesser
      ------------------------
     of (i) 4% plus the rate from time to time announced by Morgan Guaranty Trust Company of New York as its prime or base rate or (ii) the highest rate permitted by law) and the expenses of collection, including reasonable attorneys' fees, (b) remove the defaulting Member in accordance with the provisions of Article XII hereof, or (c) collect and apply toward the due and unpaid amount plus interest thereon at the Applicable Interest Rate any amounts owed to such defaulting Member or Former Member from the Company or any Company or other entity in which such defaulting Member or Former Member has invested that is affiliated with the Company or the Administrative Member (an "Affiliated Company"). Each Member or Former
                                ------------------
     Member hereby agrees that amounts owed to such Member or Former Member from the Company or any Affiliated Company may be collected and applied by the administrative member or the managing general partner of any Affiliated Company to amounts owed by such Members or Former Members to the Company or any Affiliated Company. The failure of any one or more Members or Former Members to make any capital contribution when due shall not relieve any other Member or Former Member of his obligation to make his contribution when due.

          1.10.3 The Capital Contributions of each Member or Former Member pursuant to Sections 3.2.1 or 3.3.2 above shall be payable to the Company, at its principal office or such other place as the Administrative Member may designate, in immediately available funds on such dates as the Administrative Member may designate .

          1.10.4 No Member or Former Member shall be entitled to demand or receive any distribution of or with respect to his Capital Contributions or Investment Accounts except as specifically provided in this Agreement.

          1.10.5 Notwithstanding anything to the contrary in this Agreement, the Administrative Member may, in its sole discretion, cause the Company to invest in the securities of an issuer of a Specified Investment, including without limitation by purchase, exchange or in connection with the exercise of purchase rights with respect to securities of such issuer, any cash or other property received by the Company from such issuer in respect of such Specified Investment, in which event, at the sole discretion of the Administrative Member, either (x) the securities so purchased by the Company will be included in such Specified Investment or (y) the securities so purchased by the Company will be treated, for all purposes of this Agreement, as a new Specified Investment and the Investment Account of each Member with respect to such new Specified Investment will equal the amount by which such Member's Investment Account with respect to the original Specified Investment was reduced in connection with such new investment.

     1.11  Investment Accounts. A capital account shall be kept for each
           -------------------
Participating Member on the books of the Company with respect to each Specified Investment (each such account is herein called an "Investment Account"), which shall be (a) increased
                             ------------------
by the sum of (i) all Investment Contributions made by such Participating Member from time to time with respect to such Specified Investment plus (ii) such Participating Member's allocable shares of Specified Net Income or other income and gains as provided in Section 3.4, and (b) decreased by the sum of (i) such Participating Member's allocable share of Specified Net Loss or other losses, deductions and expenses as provided in Section 3.4, plus (ii) distributions to such Participating Member as provided in Article V, in each case with respect to such Specified Investment. 1.1

     1.12  Adjustments to Investment Accounts. The Investment Accounts of
           ----------------------------------
Participating Members shall be adjusted as follows:

           (a) Specified Net Income and Specified Net Loss with respect to a Specified Investment shall be allocated to the Investment Account of the Participating Members (with respect to such Specified Investment) in proportion to each Participating Member's Investment Contribution (with respect to such Specified Investment).

           (b) All other income and gains of the Company shall be credited, and all other losses, deductions and expenses of the Company shall be debited, to the respective Investment Accounts of the Members and Former Members in the Administrative Member's sole discretion.

     1.13  Tax Allocations. Items of income, gain, loss, deduction, expense and
           ---------------
credit realized by the Company shall, for each fiscal period, be allocated, for federal, state and local income tax purposes, among the Participating Members in conformity with Section 3.4, subject, however, to any adjustment required to comply with Treasury Regulations.

     1.14  Other Activities of the Members. Except as provided in any other
           -------------------------------
agreement to which they are a party (or by which they are bound), nothing in this Section 3.6 shall affect any obligation of any Member pursuant to any other agreement to which it may be party. Any Member may engage independently or with others in other business ventures of every nature and description. Neither the Company nor any other Members shall have any rights or obligations in and to such independent ventures or the income or profits derived therefrom. None of the Members nor any Affiliate of any Member shall be obligated to present any particular investment or business opportunity to the Company even if the opportunity is of a character which, if presented to the Company, could be undertaken by the Company. Each of the Members and its Affiliates shall have the right to undertake any such opportunity for itself for its own account or on behalf of another or to recommend any such opportunity to other Persons.

                                  ARTICLE IV
                         STATUS AND RIGHTS OF MEMBERS
                         ----------------------------

     1.15 Limited Liability.  Except as otherwise provided by the Act, the
          -----------------
debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Member nor any other Indemnified Party shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being an Indemnified Party. All Persons dealing with the Company shall look solely to the assets of the Company for the payment of the debts, obligations or liabilities of the Company.

     1.16 No Make-Up.  In no event shall any Member or Former Member be required
          ----------
to make up any deficiency in such Member's or Former Member's Investment Accounts upon the dissolution or termination of the Company.

     1.17 Return of Distributions of Capital.  Except as otherwise expressly
          ----------------------------------
required by law, a Member or Former Member, in its capacity as such, shall have no liability either to the Company or any of the Company's creditors in excess of (a) the amount of its Capital Contributions actually made, (b) its share of any assets and undistributed profits of the Company, (c) its obligation to make Capital Contributions as required by this Agreement, and (d), to the extent required by law, the amount of any Distributions wrongfully distributed to it. Except as required by law or a court of competent jurisdiction, no Member, Former Member or investor in or partner of a Member or Former Member shall be obligated by this Agreement to return any Distribution to the Company or pay the amount of any Distribution for the account of the Company or to any creditor of the Company. However, if any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, any Member or Former Member is obligated to return or pay any part of any Distribution, the obligation shall be that of such Member or Former Member alone, and not of any other Member or Former Member unless the court so provides. The amount of any Distribution returned to the Company by or on behalf of a Member or Former Member or paid by or on behalf of a Member or Former Member for the account of the Company or to a creditor of the Company shall be added to the account or accounts from which it was subtracted when it was distributed to the Member or Former Member.

                                   ARTICLE V
                                 DISTRIBUTIONS
                                 -------------

     1.18 No Right to Withdraw.  No Member or Former Member shall have the right
          --------------------
to withdraw or demand distributions of any amount in or with respect to its Investment Accounts.

     1.19 Distributions.  The Administrative Member may in its sole discretion
          -------------
distribute to Participating Members any Specified Investment (or any portion thereof) or any other asset of the Company with respect to a Specified Investment, provided that any such distribution is then valued at the fair market value thereof as determined by the Administrative Member. The decision of the Administrative Member to distribute, retain or sell a Specified Investment (or any portion thereof) and its judgment as to the value thereof shall be binding and conclusive on all parties hereto. Any such distribution shall be to Participating Members pro rata in proportion to the respective amounts of the positive balances in their Investment Accounts with respect to the Specified Investment.

     Notwithstanding anything to the contrary in this Agreement, in the case of a sale or other transaction that will result in Specified Net Income or Specified Net Loss, the Administrative Member may determine, with the consent of each Participating Member affected by such determination, that (i) the portion of the Specified Investment that will be included in such sale or other transaction shall be determined on a designated basis that is not proportional among the Participating Members according to their Investment Accounts, (ii) the Specified Net Income or Specified Net Loss resulting from such sale or other transaction will be allocated on the non-proportional basis so designated, and
(iii) future allocations of Specified Net Income and Specified Net Loss from the Specified Investment will be adjusted appropriately (as determined by the Administrative Member in its sole discretion) to increase the share of Participating Members whose Specified Investment was included in the sale or other transaction on less than a proportional basis and to decrease the share of Participating Members whose Specified Investment was included in the sale or other transaction on more than a proportional basis.

     Notwithstanding anything to the contrary in this Agreement, in connection with a sale or other transaction that will result in Specified Net Income or Specified Net Loss with respect to a Specified Investment, the Administrative Member may determine, with the consent of each Participating Member receiving a distribution in kind, that some or all of the Participating Members will receive a distribution in kind of a portion of the Specified Investment in lieu of including such portion in the sale or other transaction. If any asset of the Company is distributed in kind, then for purposes of determining Specified Net Income or Specified Net Loss such asset shall be deemed to have been sold by the Company for an amount equal to its fair market value (net of related expenses) as determined by the Administrative Member.

     Notwithstanding the foregoing, the Administrative Member may withhold making a distribution to any Participating Member until such Participating Member has provided the Administrative Member with all necessary information and assurances (including an opinion of counsel satisfactory to the Administrative Member) requested by the Administrative Member to determine that such distribution will be in compliance with all applicable laws. Notwithstanding any provision to the contrary contained in this Agreement, the Company, and the Administrative Member on behalf of the Company, shall not make a distribution to any Member on account of its interest in the Company if such distribution would violate the Act.

                                  ARTICLE VI
                        DESIGNATION, RIGHTS, AND DUTIES
                        -------------------------------
                         OF THE ADMINISTRATIVE MEMBER
                         ----------------------------

     1.20 Management by the Administrative Member.  The "Administrative Member"
          ---------------------------------------        ---------------------
of the Company shall be Bain Capital Fund VI, L.P. If Bain Capital Fund VI, L.P. ceases to be the Administrative Member for any reason, then a substitute therefor may be designated by a Majority in Interest of the Members. Except as limited by the Act, any other applicable law or this Agreement, the Administrative Member shall have the exclusive right and power to manage the business of the Company and is authorized to do on behalf of the Company all things which, in its sole judgement, are necessary or appropriate to carry out the Company's purpose. All determinations, decisions and actions of the Administrative Member may be made by it in its sole discretion and will be conclusive and binding on the Company and all Members. The Administrative Member shall have the power to delegate authority to engage in certain transactions to other Members in any manner that it determines, in its sole discretion. The Administrative Member shall devote such time to the business and affairs of the Company as it deems necessary in its sole discretion. The Administrative Member may employ, on behalf of the Company, such persons, firms or corporations (including accountants, attorneys and persons who are Members) as it deems advisable for the conduct of the business of the Company, on such terms and for such compensation as the Administrative Member may determine.

     No Member (other than a Member who is the Administrative Member), in its capacity as such or as an officer of the Administrative Member, shall take part in the control of the business of the Company, nor shall any Member (other than a Member who is the Administrative Member), in its capacity as such or as an officer of the Administrative Member, have any right or authority to act for or bind the Company, except as expressly permitted by the Administrative Member. Each Member and Former Member agrees that all determinations of the Administrative Member with respect to the internal management and operations of the Company under this Agreement, including without limitation all determinations under Articles III, V, VII, VIII, IX, XI, XII and XIV, shall be made solely by the Administrative Member or such other person specifically authorized to do so in writing by the Administrative Member, and not by any other Member or Former Member in his capacity as a managing director or other officer or employee of the Administrative Member.

     1.21 Third Party Reliance.  Third parties dealing with the Company are
          --------------------
entitled to rely conclusively upon the authority of the Administrative Member as set forth in this Agreement.

     1.22 Attribution of Income, Expense and Capital Contributions.  The
          --------------------------------------------------------
Administrative Member will in its sole discretion make determinations as to the attribution of each item of expense, deduction, loss, gain and income of the Company, and of Capital Contributions made pursuant to Section 3.2, to Investment Accounts or to such other accounts as the Administrative Member may determine in its sole discretion.

     1.23 Tax Matters.  The Administrative Member is hereby designated as the
          -----------
"tax matters partner" within the meaning of Section 6231(a)(7) of the Code and analogous provisions of state, local or foreign law, to manage all administrative tax proceedings conducted at the Company level by the Internal Revenue Service with respect to Company matters, and is specifically directed and authorized to take whatever steps it, in its sole discretion, deems necessary or desirable to perfect such designation, including, without limitation, filing any forms or documents with the Internal Revenue Service and taking such other action as may from time to time be required under Treasury regulations. Expenses of administrative proceedings relating to the determination of Company items at the Company level undertaken by the Administrative Member, in its capacity as tax matters partner, will be deemed to be Company expenses.

     1.24 Officers; Agents.  The Administrative Member shall have the power to
          ----------------
appoint agents (who may be referred to as officers) to act for the Company with such titles, if any, as the Administrative Member deems appropriate and to delegate to such officers or agents such of the powers to manage the administrative affairs of the Company as are granted to the Administrative Member hereunder, including the power to execute documents on behalf of the Company, as the Administrative Member may in its discretion determine; provided,
                                                                       --------
however, that no such delegation by the Administrative Member shall cause it to
-------
cease to be the Administrative Member hereunder. The Administrative Member, in its discretion, may by written instrument signed by the Administrative Member ratify any act previously taken by an officer or agent acting on behalf of the Company.

     1.25 Other Activities of the Administrative Member.  Except as otherwise
          ---------------------------------------------
specifically provided herein, the Administrative Member and its Affiliates may have business interests and engage in business activities in addition to those connected with the Company, which interests and activities may be similar to or different from those of the Company and may include without limitation acquiring interests as a partner, a stockholder, or otherwise in other entities. In conducting business activities or acquiring business interests whether different from or similar to those of the Company, the Administrative Member and its Affiliates shall, except as specifically provided to the contrary herein, be under no duty or obligation to make business opportunities available to the Company.

     1.26 Fiduciary Duties.  To the extent that, at law or in equity, the
          ----------------
Administrative Member has duties (including fiduciary duties) and liabilities relating thereto to the Company, any Member or any Former Member, the Administrative Member acting in connection with the Company's business or affairs shall not be liable to the Company, any Member or any Former Member for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of the Administrative Member otherwise existing at law or in equity, are agreed by the Members to replace such other duties and liabilities of the Administrative Member.

                                  ARTICLE VII
                                   EXPENSES
                                   --------

     The Company will pay all expenses related to its operations and formation not paid by third parties. No Member (including without limitation the Administrative Member and each of its Affiliates) or Former Member shall be entitled to receive any compensation from the Company by reason of its or his services.

                                 ARTICLE VIII
                     BOOKS OR ACCOUNT, RECORDS AND REPORTS
                     -------------------------------------

     The Company shall maintain books and records on the basis utilized in preparing the Company's federal income tax return, incorporating the accrual or cash method of accounting, as the Administrative Member may determine in its sole discretion, and such other records as may be required in connection with the preparation and filing of the Company's federal and state income tax returns or other tax returns or reports and for purposes of the records specified in
Article III.

                                  ARTICLE IX
                        TRANSFER OF MEMBERS' INTERESTS
                        ------------------------------

     A Member's interest in the Company may not be sold, assigned, encumbered, pledged, hypothecated, mortgaged, exchanged, given away, or in any other way disposed of or transferred, in whole or in part, voluntarily or involuntarily, by operation of law or otherwise (a "Transfer") except that a Member's interest
                                     --------
in the Company may be Transferred with the prior written consent of the Administrative Member, which may be granted or withheld in the sole discretion of the Administrative Member. Any attempted Transfer not made in accordance with the provisions of this Article IX shall be null and void.

                                   ARTICLE X
                LIABILITIES AND INDEMNIFICATION OF THE MEMBERS
                ----------------------------------------------

     1.27 Liabilities of the Members, etc.  Neither any Member nor any director,
          -------------------------------
officer, stockholder or controlling person of the Company or any Member (each of the foregoing being referred to as an "Indemnified Party") shall be liable,
                                       -----------------
responsible, or accountable, in damages or otherwise, to any Member or to the Company for any act or omission taken or suffered in compliance with this Agreement that does not constitute gross negligence, willful misfeasance, bad faith or a reckless disregard of duties involved in the conduct of its office. Each Indemnified Party shall be entitled to rely upon the advice of counsel selected by the Company, and shall not be liable, responsible, or accountable, in damages or otherwise, to any Member or to the Company, for any act or omission taken or suffered in good faith in reliance on such advice. For all purposes of this Agreement, actions or omissions taken or suffered by the Administrative Member regarding any matter which this Agreement expressly or implicitly provides is in its discretion or sole discretion, shall be conclusively deemed not to constitute gross negligence, willful misfeasance, bad faith or a reckless disregard of duties involved in the conduct of its office. For all purposes of this Agreement, actions or omissions taken or suffered by an Indemnified Party that do not constitute gross negligence, willful misfeasance, bad faith or a reckless disregard of duties involved in the conduct of its, his or her office considering the interests, taken as a whole, of the Company and any other companies or entities which are advised by, or affiliated with, the Administrative Member, and the entities in which they have invested shall be conclusively deemed not to constitute gross negligence, willful misfeasance, bad faith or a reckless disregard of duties involved in the conduct of its, his or her office.

     1.28 Indemnification.
          ---------------

          1.28.1 The Company shall indemnify to the maximum extent permitted by applicable law each Indemnified Party from and against all losses and liabilities (including amounts paid in respect of judgments, fines or penalties, or settlements of litigation approved by the Administrative Member, and legal fees and expenses reasonably incurred in connection with any pending or threatened litigation or proceeding), in each case suffered by virtue of having served as an Indemnified Party or as a director, officer, employee, Member or agent of any Person in which the Company has invested, with respect to any action or omission taken or suffered in compliance with this Agreement that does not constitute gross negligence, willful misfeasance, bad faith or a reckless disregard of duties involved in the conduct of its, his or her office.

          The rights of each Indemnified Party under this Section 10.2 shall inure to the benefit of the heirs, legal representatives, successors and assigns of such Indemnified Party. However, it is expressly understood and agreed that no Indemnified Party shall have any right of exculpation, indemnification or otherwise under this Agreement with respect to any action or omission taken or suffered by such Person at any time after such Person's termination, removal or withdrawal (whether voluntary, involuntary, by operation of law or otherwise) as a Member or other Indemnified Party, or in respect of any controversy relating in any respect to such termination, removal or withdrawal, or in respect of any claim or cause of action of such Indemnified Party against the Company, the Administrative Member or any other Member.

          1.28.2 The Company may pay the expenses incurred by an Indemnified Party for which such Indemnified Party would be entitled to indemnification under this Agreement in investigating, preparing or defending any proceeding in advance of the final disposition thereof, upon receipt of an undertaking by such Indemnified Party to repay such payment to the Company if there is a final determination that it or he is not entitled to indemnification for such expense under this Agreement or that such indemnification is not permitted by law.

          1.28.3 Notwithstanding anything to the contrary in this Agreement, including without limitation Sections 10.2.1 and 10.2.2, the Company's obligation to indemnify Indemnified Parties pursuant to Sections 10.2.1 and
     10.2.2 shall be limited to assets of the Company. None of the provisions of this Section 10.2 shall be deemed to create or grant any rights in favor of Indemnified Parties which cannot be discharged out of the assets of the Company or in favor of anyone other than Indemnified Parties; this provision excludes, among others, any right of subrogation in favor of any insurer or surety. The rights of indemnification granted hereunder shall survive the dissolution, winding up and termination of the Company.

     1.29 Cost of Litigation.  In the event that any Member or Former Member
          ------------------
initiates any proceeding against the Company or any Indemnified Party and a judgment or order not subject to further appeal or sole discretionary review is rendered in respect of such proceeding for the Company or such Indemnified Party, as the case may be, such Member or Former Member shall be solely liable for all costs and expenses of the Company or such Indemnified Party, as the case may be, attributable thereto.

                                  ARTICLE XI
                    DURATION AND DISSOLUTION OF THE COMPANY
                    ---------------------------------------

     The existence of the Company shall continue until the first to occur of the following events, but not upon any other event: (a) a determination by the Administrative Member, in its sole discretion, that the Company shall be dissolved, and its affairs wound up or (b) the occurrence of any other event that causes the dissolution of the Company under the Act. Upon such occurrence, unless the business of the Company is continued as permitted by the Act, the Company shall be wound up and terminated. In connection with the dissolution and winding up of the Company, the Administrative Member or, if there is no Administrative Member, a liquidator appointed by a Majority in Interest of the Members (the "Liquidator"), shall proceed to distribute the Specified
              ----------
Investments or, at the sole discretion of such Person or Persons, sell or liquidate the assets of the Company (including the conversion to cash or cash equivalents of its notes or accounts receivable) and make a final distribution of the assets (including Specified Investments, to the extent not otherwise sold by the Company) of the Company in the manner set forth in Section 5.2, provided that any distribution of any property other than cash is then valued at the fair market value thereof as determined in good faith by such Person or Persons, all in accordance with the Act. Upon the completion of such distribution of Company property, the Company shall be terminated, and the Administrative Member or the Liquidator, as the case may be, shall cause the cancellation of all qualifications of the Company in jurisdictions other than the State of Delaware and shall cancel the Certificate in accordance with the Act.

     In the reasonable sole discretion of the Administrative Member, or the Liquidator, as the case may be, all or a portion of the distributions that would otherwise be made to the Members or the Former Members may be (a) distributed to a trust established for the benefit of the Members and Former Members for purposes of liquidating Company assets, collecting amounts owed to the Company and paying any liabilities or obligations of the Company or the Administrative Member or the Liquidator, as the case may be, arising out of, or in connection with, this Agreement or the Company's business or affairs, provided that the Administrative Member or the Liquidator, as the case may be, will use its best efforts to establish such trust as a pass-through entity for tax purposes; or
(b) withheld, with respect to any Member or Former Member, to provide a reserve for the payment of such Member's or Former Member's share of future Company expenses and indemnification obligations, provided that such withheld amounts shall be distributed to the Members or Former Members as soon as the Administrative Member or the Liquidator, as the case may be, determines, in its reasonable sole discretion, that there are no more such Company expenses or indemnification obligations. The assets of any trust established in connection with clause (a) above shall be distributed to the Members or Former Members from time to time, in the reasonable sole discretion of the Administrative Member or the Liquidator, as the case may be, in the same proportions as the amount distributed to such trust by the Company would otherwise have been distributed to the Members or Former Members pursuant to this Agreement.

                                  ARTICLE XII
                     REMOVAL, DISSOLUTION, ETC. OF MEMBERS
                     -------------------------------------

     1.30 Removal of Members.  Any Member may be removed by the Administrative
          ------------------
Member at any time and for any reason, with or without cause, with the effect that all interests of Members in the Company may be terminated "at will" at any time. All such decisions will be binding and conclusive on all Members and Former Members.

     A Member who is removed from the Company in accordance with this Article XII is referred to herein as a "Former Member." The date on which a Former
                                -------------
Member is removed is referred to herein as his "Termination Date."
                                                ----------------

     1.31 Status of a Former Member.  Each Former Member shall cease to be a
          -------------------------
Member of the Company, shall cease to be a Member within the meaning of the Act, and shall have no right to participate in any vote or consent of the Members. Former Members shall for all purposes (including federal income tax purposes) be allocated and report Company income consistent with the allocation rules provided for in Article III and shall be allocated and receive distributions of Company income consistent with the distribution rules provided for in Article V.

     1.32 Acknowledgments; Full and Final Settlement.  Each Member hereby
          ------------------------------------------
acknowledges that investments made by the Company may suffer a diminution in value after the Termination Date of such Member and agrees to the maximum extent permitted by applicable law, that neither the Company nor the Administrative Member shall have any duty to any Former Member as to the preservation, enhancement or protection of assets of the Company. It is further agreed that allocations and distributions to a Former Member of his share of capital recovered by the Company and Specified Net Income and Specified Net Loss as determined by the Administrative Member in accordance with the provisions of this Agreement shall constitute full and final settlement of any and all claims that such Former Member might otherwise assert against the Company, its affiliates, and their respective Members, directors, officers, stockholders, employees, agents, successors and assigns, individually or in their official capacities, on account of such Former Member's removal as a Member and all matters pertaining thereto.

     Each Member hereby covenants and agrees that neither he nor any of his heirs, executors, administrators, successors, assigns or legal representatives will ever assert against the Company, its affiliates or their respective Members, directors, officers, stockholders, employees, agents, successors and assigns, individually or in their official capacities, any cause of action or claim arising out of or related to or in any way connected with his removal as a Member, other than a failure by the Company to make allocations and distributions to such Member, as a Former Member, of his share of capital recovered by the Company and Specified Net Income and Specified Net Loss as determined by the Administrative Member in accordance with the provisions of this Agreement. The Company's obligation to make such allocations and distributions to a Former Member is expressly contingent upon compliance by such Former Member with all of his obligations under this Article XII and failure by a Former Member to comply with such obligations will extinguish the Company's obligation to make allocations and distributions to him.

     1.33 Contributions by Former Members.  Each Member hereby covenants for
          -------------------------------
himself and his executors, administrators, estate, heirs, legal representatives, successors and assigns, that such Member will, at any time on demand after his removal from the Company, contribute to each of his former Members his proportionate share of any liability, judgment or cost of any kind (including the reasonable costs of the defense of any suit or action and any sums which may be paid in settlement thereof) that may be incurred by such former Members on account of or in connection with any matter or transaction occurring or state of affairs existing during the time he was a Member. Such proportionate share of liability, judgment or cost of any kind shall be determined according to this Agreement and the relevant Investment Accounts hereunder as they existed at the time such state of affairs, matter or transaction arose or occurred.

                                 ARTICLE XIII
                        AMENDMENTS; ADDITIONAL MEMBERS
                        ------------------------------

     1.34 Consent to Amendments.  Articles III, V, VI and XIII of this Agreement
          ---------------------
may be modified or amended only with the written consent of the Administrative Member and a Majority in Interest of the Members.

     1.35 Amendments by Administrative Member.  Except as specified in Section
          -----------------------------------
13.1, the Administrative Member shall have the authority to amend or modify any provision of this Agreement without any action by the other Members. No action of any Former Member shall be required for any amendment or modification of this Agreement.

     1.36 Additional Members; Classes of Members.  Any Person may be admitted to
          --------------------------------------
the Company as an additional or substitute Member only if (a) the Administrative Member in its sole discretion has consented in writing to the admission and (b) the Person has executed a counterpart of this Agreement (as modified or amended from time to time) and such other instruments as the Administrative Member deems necessary to confirm the undertaking of the Person to be bound by all the terms and provisions of this Agreement. The admission of a new Member in accordance with the foregoing does not require the consent of any other Person, including any other Member. In the event that any Members are admitted to the Company, the Administrative Member shall cause Schedule I to be updated to accurately reflect
                                  ----------
the information therein. No Member may Transfer its interest in the Company other than as contemplated by Article IX. The Members shall constitute a single class of Members for all purposes under the Act and this Agreement unless and to the extent that this Agreement specifically provides for different classes or groups of Members of the Company.

     1.37 Binding Effect.  Any amendment or modification of this Agreement
          --------------
pursuant to this Article XIII shall be binding on all Members.

     1.38 Filings.  The Administrative Member shall cause to be prepared and
          -------
filed any amendment to the Certificate that may be required to be filed under the Act as a consequence of any amendment to this Agreement.


                                  ARTICLE XIV
                                 MISCELLANEOUS
                                 -------------

     1.39 Waiver of Partition.  Each of the Members hereby irrevocably waives
          -------------------
any and all rights that it may have to maintain any action for partition of any of the Company's property.

     1.40 Representations by the Members.  Each Member represents and warrants
          ------------------------------
that (a) the Member's interest in the Company is intended to be and is being acquired solely for the

Member's own account for the purpose of investment and not with a view to any sale or other disposition of all or any part thereof, (b) the Member is aware that interests in the Company have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), that such interests cannot be sold
                          --------------
or otherwise disposed of unless they are registered thereunder or unless an exemption from such registration is available, that the Company has no present intention of so registering such interests under the Securities Act, and that accordingly such Member is able and is prepared to bear the economic risk of making a Capital Contribution and to suffer a complete loss of investment, (c) the Member's knowledge and experience in financial and business matters are such that the Member is capable of evaluating the risks of making a Capital Contribution, (d) the Member's determination to purchase the Member's interest in the Company, and make each Capital Contribution, has been, and in each case will be, made by such Member independent of and without reliance upon any other Member or Person other than such Member's investment advisor, if any, and independent of any statements or opinions as to the advisability of such purchase or Capital Contribution or as to the properties, business, prospects or condition (financial or otherwise) of any Person in which the Company may invest, or any other aspect of a Specified Investment, which may have been made or given by any such other Person, and (e) no Person other than such Member's investment advisor, if any, has acted or will act as an investment adviser with respect to such Member's investment in the Company or any Specified Investment or has provided or will provide any advice or information with respect to the value of an investment in the Company or any Specified Investment or the advisability of investing in, purchasing or selling an interest therein. The foregoing representations and warranties may be relied upon by the Company, and by the other Members, in connection with each Member's investment in the Company.

     1.41 Entire Agreement. This Agreement constitutes the entire agreement
          ----------------
among the parties pertaining to the subject matter of this Agreement and supersedes all prior and contemporaneous agreements and understandings of the parties in connection with this Agreement. No prior, contemporaneous, or future covenant, representation, or condition not expressed in this Agreement or in an amendment to this Agreement adopted in accordance with Article XIII shall affect or be effective to interpret, change or restrict the express provisions of this Agreement.

     1.42 Successors and Assigns. Except as herein otherwise specifically
          ----------------------
provided, this Agreement shall be binding upon and inure to the benefit of the parties and their legal representatives, heirs, administrators, executors, successors and assigns.

     1.43 Interpretation. Wherever from the context it appears appropriate, each
          --------------
term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in the masculine, the feminine or neuter gender shall include the masculine, the feminine and the neuter.

     1.44 Captions. Captions contained in this Agreement are inserted only as a
          --------
matter of convenience and in no way define, limit or extend the scope or intent of this Agreement or any provision hereof.

     1.45 Severability. If one or more of the provisions of this Agreement or
          ------------
any application of any such provision shall be invalid, illegal, or unenforceable in any respect, the validity, legality, and enforceability of any other provisions contained in this Agreement, and any other application of any such provision having any such invalid, illegal, or unenforceable application, shall not in any way be affected or impaired because of such invalidity, illegality, or unenforceability, and such other provisions shall be interpreted as being consistent with each other and with the omission of such invalid, illegal, or unenforceable provision or application to the extent possible.

     1.46 Counterparts. This Agreement may be executed in various counterparts,
          ------------
all of which shall constitute but one and the same agreement among the parties, and shall be binding upon the respective parties.

     1.47 Notices. All notices, demands and other communications under this
          -------
Agreement, other than notices of Specified Investment opportunities given pursuant to Section 3.1, shall be in writing and shall be deemed to have been given (a) by depositing the same in the United States mail, postage prepaid, certified or registered, return receipt requested, (b) by reputable express courier service (charges prepaid), or (c) by delivering same in person. Notices of Specified Investment opportunities given under Section 3.1 may be given orally or in accordance with the previous sentence. For purposes of notice, the addresses of the Members shall be as set forth in the records of the Company, and the address of the Company shall be as set forth in Section 1.5. Any Member may designate a different address to which notices or demands shall thereafter be directed and such designation shall be made by written notice to the Company at its address.

     1.48 Additional Documents. If requested to do so by the Administrative
          --------------------
Member, each party hereto agrees to execute, with acknowledgment or affidavit, if required, any and all documents and writings and to do such further acts as may be necessary or expedient in connection with the creation of the Company and the achievement of its purposes, specifically including (a) any amendments to this Agreement and such certificates and other documents as the Administrative Member deems necessary or appropriate to qualify or continue the Company in all jurisdictions in which the Company conducts or plans to conduct business and (b) all such agreements, certificates, tax statements, tax returns and other documents as may be required of the Company or its Members by the laws of the United States of America, the State of Delaware or any other jurisdiction in which the Company conducts or plans to conduct business, or any political subdivision or agency thereof.

     1.49 References. All references in this Agreement to any numbered Articles
          ----------
or Sections are, unless otherwise indicated, references to the Articles or Sections, as the case may be, of this Agreement which are so numbered, as such may be amended. All references to numbered or lettered Schedules are references to the Schedules so numbered or lettered which are appended to this Agreement, as such Schedules may be amended from time to time.

     1.50 Consent to Jurisdiction. Each Member and Former Member
          -----------------------

          (a) irrevocably submits to the jurisdiction of the state courts of the State of Delaware and to the jurisdiction of the United States District Court for the District of Delaware for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement or relating to the subject matter hereof;

          (b) agrees that any such proceeding shall be brought or maintained only in such courts and that such party will not cause any such proceeding to be brought or maintained in any forum other than one of the above-named courts;

          (c) waives to the extent not prohibited by applicable law, and agrees not to assert by way of motion, as a defense or otherwise, in any such proceeding, any claim that he is not subject personally to the jurisdiction of the above-named courts, that he is immune from extraterritorial injunctive relief or other injunctive relief that might be awarded by one of the above-named courts, that his property is exempt or immune from attachment or execution by any of the above-named courts, that any such proceeding may not be properly brought or maintained in one of the above-named courts, that any such proceeding brought or maintained in the above-named courts should be dismissed on grounds of forum non conveniens, should be transferred to any court other than the above-named courts, or should be stayed or enjoined by (or by reason of the pendency of some other proceeding in) any court other than the above-named courts, or that this Agreement or the subject matter hereof may not be enforced in or by any of the above-named courts; and

          (d) provided that the proceeding in question has not been brought or maintained in violation of the preceding sentence, and so long as such proceeding is and remains pending before one of the above-named courts, consents to service of process in any such proceeding in any manner permitted by Delaware or federal law, hereby irrevocably appoints the Corporation Service Company, whose address is 1013 Centre Road, Wilmington, Delaware, or its successor, as such Member's or Former Member's agent for service of process in Delaware, agrees that service of process by registered or certified mail, return receipt requested, either to such agent or to him at his address in the records of the Company is reasonably calculated to give actual notice of any such proceeding and constitutes sufficient service of process in any such proceeding, and waives and agrees not to assert in any such proceeding (by way of motion, as a defense or otherwise) any claim that service of process made in accordance with this sentence does not constitute good and sufficient service of process.

     1.51 WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW
          --------------------
THAT CANNOT BE WAIVED, EACH MEMBER WAIVES, AND COVENANTS THAT SUCH PARTY WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM OR PROCEEDING ARISING OUT OF THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH THE DEALINGS OF ANY MEMBER OR THE COMPANY IN CONNECTION WITH ANY OF THE ABOVE, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT, TORT OR OTHERWISE. The Company or any Member may file an original counterpart or a copy of this Section 14.15 with any court as written evidence of the consent of the Members to the waiver of their rights to trial by jury.

     1.52 Governing Law. This Agreement shall in all respects be governed by,
          -------------
interpreted and construed in accordance with, and all rights and remedies hereunder shall be governed by, the laws of the State of Delaware (other than its conflict of law provisions). In particular, it shall be construed to the maximum extent possible to comply with all of the terms and conditions of the Act. If, nevertheless, it shall be determined by a court of competent jurisdiction that any provision or wording of this Agreement shall be invalid or unenforceable under the Act or other applicable law, such invalidity or unenforceability shall not invalidate the entire Agreement. In that case, this Agreement shall be construed so as to limit any term or provision so as to make it enforceable or valid within the requirements of applicable law, and, in the event such term or provision cannot be so limited, this Agreement shall be construed to omit such invalid or unenforceable provisions. Each of the parties hereto agrees (a) that this Agreement involves at least $100,000 and (b) that this Agreement has been entered into by the parties hereto in express reliance upon 6 Del. C. (S)2708.
       -------

     1.53 Power of Attorney. Each of the Members does hereby irrevocably
          -----------------
constitute and appoint Bain Capital Fund VI, L.P. so long as it is the Administrative Member of the Company and any other Administrative Member of the Company, and the Liquidator, if any, appointed pursuant to Article XI (collectively, the "Managing Persons") the true and lawful attorney-in-fact and
                    ----------------
agent of such Member, to execute, acknowledge, verify, swear to, deliver, record and file, in his or his assignees's name, place and stead, all instruments, documents and certificates which may from time to time be required by the laws of the United States of America, the State of Delaware and any other jurisdiction in which the Company conducts or plans to conduct business, or any political subdivision or agency thereof, to effectuate, implement and continue the valid existence of the Company, including, without limitation, the power and authority to execute, verify, swear to, acknowledge, deliver, record and file
(a) all certificates and other instruments (including amendments to this Agreement) which the Managing Persons deem appropriate to qualify or continue the Company in all jurisdictions in which the Company conducts or plans to conduct business, (b) all instruments which the Managing Persons deem appropriate to reflect any amendment to this Agreement, including any amendment that would (i) satisfy any requirements, conditions, guidelines or options contained in any opinion, directive, order, ruling or regulation of the Securities and Exchange Commission, the Internal Revenue Service, or any other federal or state agency or in any federal or state statute, compliance with which it deems to be in the best interest of the Company, (ii) change the name of the Company, or (iii) cure any ambiguity or correct or supplement any provision contained in this Agreement which may be incomplete or inconsistent with any other provision therein contained, (c) all conveyances and other instruments which the Managing Persons deem appropriate to reflect the dissolution and termination of the Company pursuant to the terms hereof, (d) all instruments relating to the admission of any Member, and (e) a certificate of assumed name and such other certificates and instruments as may be necessary under the fictitious or assumed name statutes from time to time in effect in the State of Delaware and all other jurisdictions in which the Company conducts or plans to conduct business. Any person dealing with the Company may conclusively presume and rely upon this power of attorney. It is expressly intended by each Member that the power of attorney granted by this Section 14.17 is coupled with an interest, shall be irrevocable, and shall survive and not be affected by the subsequent disability or incapacity of such Member (or if such Member is a corporation, Company, trust, association, limited liability company or other legal entity, by the dissolution or termination thereof).

     1.54 Tax Status.  The Members intend that the Company be treated as a
          ----------
partnership for federal and state income tax purposes and the Company shall file all tax returns on the basis consistent therewith.

     1.55 No Third Party Rights.  The provisions of this Agreement are for the
          ---------------------
benefit of the Company, the Members and permitted assignees and no other Person, including creditors of the Company shall have any right or claim against the Company or any Member by reason of this Agreement or any provision hereof or be entitled to enforce any provision of this Agreement.

                                  ARTICLE XV
                                 DEFINED TERMS
                                 -------------

     The following terms, when used in this Agreement, have the following meanings, unless otherwise expressly indicated:

     "Act" means the Delaware Limited Liability Company Act (6 Del. C. (S) 18-
      ---                                                      ---  -
101, et seq.) as amended and in effect from time to time.
     ------

     "Administrative Member" has the meaning given such term in Section 6.1.
      ---------------------

     "Affiliate" means, with respect to any specified Person, any Person that
      ---------
directly or through one or more intermediaries controls or is controlled by or is under common control with the specified Person. As used in this definition, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

     "Affiliated Company" has the meaning given such term in Section 3.2.2.
      ------------------

     "Agreement" means the Limited Liability Company Agreement of the Company
      ---------
dated as of March ___, 2000, as amended from time to time.

     "Applicable Interest Rate" has the meaning given such term in Section
      ------------------------
3.2.2.

     "Capital Contribution" means as to any Member, the amount contributed by
      --------------------
such Member (or its predecessors in interest in the Company) to the capital of the Company as provided in Sections 3.1 and 3.2.

     "Certificate" means the Certificate of Formation of the Company filed on
      -----------
February 1, 2000 and any and all amendments thereto and restatements thereof filed on behalf of the Company as permitted hereunder with the office of the Secretary of State of the State of Delaware.

     "Code" means the Internal Revenue Code of 1986, as amended.
      ----

     "Company" means the limited liability company formed under and pursuant to
      -------
the Act and this Agreement.

     "Distribution" means the amount of cash and the fair market value of any
      ------------
other property distributed to a Member or a permitted assignee in respect of the Member's interest in the Company.

     "Former Member" has the meaning given such term in Section 12.1.
      -------------

     "Indemnified Party" has the meaning given such term in Section 10.1.
      -----------------

     "Investment Account" has the meaning given such term in Section 3.3.
      ------------------

     "Investment Contribution" has the meaning given such term in Section 3.1.
      -----------------------

     "Liquidator" has the meaning given such term in Article XI.
      ----------

     "Majority in Interest of the Members" means, at any time, the Members
      -----------------------------------
holding Investment Accounts representing a majority of the aggregate amount of all Investment Accounts of the Partnership (measured without regard to the Specified Investments to which such Investment Accounts relate).

     "Managing Persons" has the meaning given such term in Section 14.15.
      ----------------

     "Members" means the Persons listed as members on the signature page to the
      -------
Agreement and any other Person that both acquires an Interest in the Company and is admitted to the Company as a Member pursuant to the Agreement.

     "Participating Member" has the meaning given such term in Section 3.1.
      --------------------

     "Person" means an individual, partnership, limited liability company,
      ------
corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

     "Securities Act" has the meaning given such term in Section 14.2.
      --------------

     "Specified Investments" has the meaning given such term in Section 1.4.
      ---------------------

     "Specified Net Income" means, with respect to any Specified Investment
      --------------------
during any period, the net income, if any, of the Company attributable in the sole judgment of the Administrative Member to such Specified Investment for such period as determined for federal income tax purposes, provided that such income
                                                      --------
shall be increased by the amount of all income of the Company attributable to such Specified Investment during such period that is exempt from federal income tax and decreased by the amount of all expenditures of the Company attributable to such Specified Investment during such period which are not deductible in computing the Company's income for federal income tax purposes and which do not constitute capital expenditures of the Company.

     "Specified Net Loss" means, with respect to any Specified Investment during
      ------------------
any period, the net loss, if any, of the Company attributable in the sole judgment of the Administrative Member to such Specified Investment for such period as determined for federal income tax purposes, provided that such loss
                                                      --------
shall be decreased by the amount of all income of the Company attributable to such Specified Investment during such period that is exempt from federal income tax and increased by the amount of all expenditures of the Company attributable to such Specified Investment during such period which are not deductible in computing the Company's income for federal income tax purposes and which do not constitute capital expenditures of the Company.

     "Termination Date" has the meaning given such term in Section 12.1.
      ----------------

     "Transfer" has the meaning given such term in Article IX.
      --------

     IN WITNESS WHEREOF, the parties have executed this Limited Liability Company Agreement as of the day and year first set forth above.


                                      Bain Capital Fund VI, L.P.
                                      Bain Capital VI Coinvestment Fund, L.P.
                                      By:  Bain Capital Partners VI, L.P.,
                                               their general partner
                                      By:  Bain Capital Investors VI, Inc.,
                                               its general partner

                                      By:______________________________________
                                          Name:
                                          Title:  Managing Director


                                      BCIP Associates II
                                      BCIP Trust Associates II
                                      BCIP Associates II-B
                                      BCIP Trust Associates II-B
                                      BCIP Associates II-C
                                      By: Bain Capital, Inc.,
                                               their Managing Partner

                                      By:______________________________________
                                          Name:
                                          Title: Managing Director


                                      PEP Investments Pty Ltd.
                                      By: Bain Capital, Inc.,
                                               its attorney-in-fact


                                      By:______________________________________
                                          Name:
                                          Title:  Managing Director

                                      Brookside Capital Partners Fund, L.P.

                                      By:______________________________________
                                          Name:
                                          Title: Managing Director


                                      Sankaty High Yield Asset Partners, L.P.


                                      By:______________________________________
                                          Name:
                                          Title:  Managing Director


                                      Sankaty High Yield Partners II, L.P.


                                      By:______________________________________
                                          Name:
                                          Title:  Managing Director


                                      RGIP, LLC


                                      By:______________________________________
                                          Name:
                                          Title:  Managing Member


                 [Remainder of page intentionally left blank]

                                                                      SCHEDULE I
                                                                      ----------


SPECIFIED INVESTMENT:      U.S. LEC CORP. SERIES A CONVERTIBLE PREFERRED STOCK
--------------------

                                                                       Initial
                                                         Capital       Pro Rata
                    Name of Member                      Commitment    Percentage

       Bain Capital Fund VI, L.P.                       $ 42,648,130    42.6481%

       Bain Capital VI Coinvestment Fund, L.P.          $ 47,322,184    47.3222%

       BCIP Associates II                               $  2,595,563     2.5956%

       BCIP Trust Associates II                         $    313,981     0.3140%

       BCIP Associates II-B                             $    421,800     0.4218%

       BCIP Trust Associates II-B                       $    155,640     0.1556%

       BCIP Associates II-C                             $    428,043     0.4280%

       PEP Investments Pty Ltd.                         $    142,160     0.1422%

       Brookside Capital Partners Fund, L.P.            $  3,482,500     3.4825%

       Sankaty High Yield Asset Partners, L.P.          $    497,500     0.4975%

       Sankaty High Yield Partners II, L.P.             $  1,492,500     1.4925%

       RGIP, LLC                                        $    500,000     0.5000%

       TOTAL                                            $100,000,000   100.0000%
       =====                                      ==============================

                                     -26-